UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Earliest Event Reported: January 15, 2014

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

National CineMedia, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-176056	20-2632505
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2014 Restricted Stock Awards to Executive Officers

The Compensation Committee of the board of directors of National CineMedia, Inc. (“NCM, Inc.” or “the Company”) granted performance-based and time-based restricted stock awards to each of the Company’s executive officers effective January 15, 2014, as described in greater detail below.

The following table shows the maximum number of shares of restricted stock scheduled to vest for these awards based on satisfaction of the vesting conditions for each executive officer:

Name and Position	Number of Shares of Performance -Based Restricted Stock (1)	Number of Shares of Time- Based Restricted Stock	Total Number of Shares of Restricted Stock
Kurt C. Hall President, Chief Executive Officer & Chairman	79,090	26,363	105,453
Clifford E. Marks President of Sales & Marketing	62,685	38,712	101,397
Alfonso P. Rosabal, Jr. EVP, Chief Operations Officer & Chief Technology Officer	32,592	20,710	53,302
Ralph E. Hardy Executive Vice President & General Counsel	17,048	10,528	27,576
Jeffrey T. Cabot Senior Vice President, Controller & Interim Co-Chief Financial Officer	4,288	11,413	15,701
David J. Oddo Senior Vice President, Finance & Interim Co-Chief Financial Officer	3,919	10,201	14,120

Executive Officers as a Group	199,622	117,927	317,549

(1)	Includes the maximum number of shares that will vest if actual cumulative Free Cash Flow equals 100% of the three-year cumulative Free Cash Flow target. If actual Free Cash Flow exceeds 100% of the Free Cash Flow target, the executive will be issued additional shares for actual Free Cash Flow performance in excess of the target, but not to exceed 50% of the number of performance-based restricted stock shares listed above. The maximum number of additional shares that could be issued for each executive if actual cumulative Free Cash Flow exceeds the target is: Mr. Hall 39,545 shares, Mr. Marks 31,342 shares, Mr. Rosabal 16,296 shares, Mr. Hardy 8,524 shares, Mr. Cabot 2,144 shares, Mr. Oddo 1,959 shares and the executive officers as a group 99,810 shares.

The performance-based restricted shares are scheduled to vest based upon achievement of at least 80% of the actual cumulative Free Cash Flow target at the end of the three-year measurement period, subject to continuous service. The performance-based restricted shares are scheduled to vest on the 60th day following the last day of the three-year measurement period (the “Vesting Date”) and include the right to receive regular cash dividends accrued over the vesting period, if and when the underlying shares vest. Below is a summary of how the number of vested shares of restricted stock will be determined based on the level of achievement of actual cumulative Free Cash Flow.

Shares Earned - % of Target	Free Cash Flow - % of Target Earned
100%	100%
90%	95%
25%	80%
None	<80%

If actual cumulative Free Cash Flow is between 80% and 100% of the target, the award will be determined by interpolation. If actual cumulative Free Cash Flow exceeds 100% of the Free Cash Flow target for the measurement period, the participant will receive additional shares of restricted stock on or as soon as practicable after the Vesting Date. The number of additional shares of restricted stock will be determined by interpolation, but will not exceed 50% of the number of shares of restricted stock that vest as set forth above up to 110% of the targeted cumulative Free Cash Flow.

The time-based restricted shares are scheduled to vest 33.33% each year over the next three years, subject to continuous service. The time-based restricted shares include the right to receive regular cash dividends, if and when the underlying shares vest.

Upon vesting of the restricted stock described above, National CineMedia, LLC (“NCM LLC”) will issue common membership units to the Company equal to the number of shares of the Company’s common stock represented by such restricted stock.

2014 Base Salaries for Executive Officers

The Compensation Committee approved the following 2014 base salaries effective January 15, 2014.

	2014 Base Salary	2013 Base Salary	Percentage Increase
Name and Position	(in thousands)
Kurt C. Hall President, Chief Executive Officer & Chairman	$780	$765	2%
Clifford E. Marks President of Sales & Marketing	$753	$738	2%
Alfonso P. Rosabal, Jr. EVP, Chief Operations Officer & Chief Technology Officer	$268	$244	10	% (1)
Ralph E. Hardy Executive Vice President & General Counsel	$292	$287	2%
Jeffrey T. Cabot Senior Vice President, Controller & Interim Co-Chief Financial Officer	$197	$187	5	% (2)
David J. Oddo Senior Vice President, Finance & Interim Co-Chief Financial Officer	$176	$152	16	% (3)

(1)	Mr. Rosabal received a 10% increase in connection with his promotion to Executive Vice President, Chief Operations Officer and Chief Technology Officer on December 27, 2013.
(2)	Mr. Cabot received a mid-year pay increase during 2013 in connection with his appointment as the Company’s Interim Co-Chief Financial Officer (principal accounting officer) in March 2013.
(3)	Mr. Oddo received mid-year pay increases during 2013 in connection with his appointment as the Company’s Interim Co-Chief Financial Officer (principal financial officer) in March 2013 and his promotion to Senior Vice President, Finance in August 2013.

Employment Agreement with Alfonso P. Rosabal, Jr.

On January 15, 2014, NCM, Inc. and NCM LLC entered into an employment agreement with Alfonso P. Rosabal, Jr., the Executive Vice President, Chief Operations Officer and Chief Technology Officer of NCM, Inc. Pursuant to a Management Services Agreement dated as of February 13, 2007, NCM, Inc. provides certain management services to NCM LLC.

Mr. Rosabal’s employment agreement provides that he will serve as the Executive Vice President, Chief Operations Officer and Chief Technology Officer for a term running through December 31, 2014. On each December 31, beginning in 2014, one year will be added to the term of the agreement unless notice of termination is given by either party. The agreement provides that Mr. Rosabal be paid a base salary at the rate of $268,400 per year, subject to annual review by the Compensation Committee and the board of directors. In addition to base salary, Mr. Rosabal is eligible to receive an annual bonus as determined by the Compensation Committee and the board of directors under the Company’s Performance Bonus Plan with a bonus potential of 75% of his annual base salary at 100% target attainment. Pursuant to the Company’s 2014 Performance Bonus Plan, the performance bonus potential for Mr. Rosabal is based 75% on a Company Adjusted OIBDA measure and 25% on a performance measure tied to the technology and operations operating and capital expenditures budget.

If Mr. Rosabal is terminated, for reasons other than disability, death or cause, as defined in the agreement, or if he resigns for good reason, as defined in the agreement, Mr. Rosabal will be entitled to severance equal to his base salary paid over 12 months and any bonuses awarded but not yet paid. Mr. Rosabal would also be entitled to continued coverage under any employee medical, health and life insurance plans for a 12 month period, or the economic equivalent of such coverage. Under the agreement, during his employment and for so long as he is entitled to receive any benefits or payment under the agreement (but in no event less than 12 months), Mr. Rosabal has agreed not to compete with NCM, Inc. or any of its affiliates or subsidiaries, or solicit any of the employees, officers or agents of these entities. Under the agreement, Mr. Rosabal has also agreed not to divulge or disclose customer lists or trade secrets of NCM, Inc. or its affiliates or subsidiaries except in the course of carrying out his duties under the agreement or as required by law.

A copy of the employment agreement with Mr. Rosabal is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	Employment Agreement dated as of January 15, 2014, by and among National CineMedia, Inc., National CineMedia, LLC and Alfonso P. Rosabal, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of NCM, Inc. and NCM LLC has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: January 22, 2014	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President, General Counsel and Secretary

NATIONAL CINEMEDIA, LLC
	By:	National CineMedia, Inc., its manager

Dated: January 22, 2014	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President, General Counsel and Secretary

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